Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Sells Rail Leasing Business to ITE Management Affiliate American Industrial Transport, Inc. for $550 Million

•Advances the vision of being the most nimble and innovative ag supply chain company in North America
•Aligns the company’s portfolio around its core verticals of grain and fertilizer
•Enables further debt reduction, increases financial flexibility for investment in future strategic growth opportunities

MAUMEE, OHIO, August 16, 2021 – The Andersons, Inc. (Nasdaq: ANDE) announced today that it has sold its railcar leasing business to American Industrial Transport, Inc. (AITX) for approximately $550 million in cash. The Andersons also intends to market its remaining railcar repair business, including 29 facilities throughout the United States.

“This railcar leasing business has been a successful and consistent cash flow generator for The Andersons. The strategic decision to sell the leasing business allows us to focus on and invest in our agricultural segments to leverage our core strengths. It also will improve our balance sheet thereby enabling us to redeploy capital in a manner that will enhance shareholder returns,” said Pat Bowe, President and CEO of The Andersons. “While we intend to divest our Rail segment in its entirety, we will continue normal operations of our repair and service business as we conduct a sale process.”

AITX provides solutions to the freight shipping industry across railcar leasing, repair, and data. The company is an affiliate of ITE Management L.P., an asset manager targeting transportation and industrial assets and companies and related industries and services.

“We are incredibly pleased to expand the breadth and depth of our railcar leasing platform and the services AITX can provide. AITX expects to hire a majority of The Andersons employees in the railcar leasing business, and we are pleased to welcome aboard our new team members,” said Jason Koenig, Managing Partner at ITE and member of the AITX Board of Directors. “With our more diversifed fleet offering and best-in-class repair network, AITX customers now have greater flexibility to meet their rail shipping, servicing, and data needs.”

“The employees involved are among the most skilled and experienced in the railcar leasing industry, and they have been critical to our success,” commented Joe McNeely, President, The Andersons Nutrient and Industrial business. “We deeply value their contributions and thank them for their commitment to The Andersons. We’re determined to make their transitions as smooth as possible.”

The company expects to use the proceeds initially to pay down debt, while maintaining a disciplined approach to future growth investments and returning cash to shareholders.

Conference Call and Webcast Information

The Andersons will host an investor conference call on August 17, 2021, at 11 a.m. EDT to provide more information about the transaction. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 9498696). To access the live webcast, click on the link: https://edge.media-server.com/mmc/p/o6mg7jsh. A replay of the call can also be accessed under the heading “Investors” on the company website at www.andersonsinc.com.

BofA Securities is serving as financial advisors to The Andersons, Inc., with Dentons acting as legal counsel. Agentis Capital is serving as a financial advisor to American Industrial Transport, Inc., with Willkie Farr & Gallagher LLP and Vedder Price acting as legal counsel.

About The Andersons, Inc.

Founded in Maumee, Ohio, in 1947, The Andersons is a diversified company rooted in agriculture, conducting business across North America in the commodity trading, ethanol, and plant nutrient sectors. Through its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities, and increase the value of the company. For additional information, please visit www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in its 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.